UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                           ___________________________

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                           ___________________________



Filed by the Registrant    [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Consent Solicitation Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Consent Solicitation Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule14a-12

                              ONCOLOGIX TECH, INC.
                    (Name of Registrant Specified in Charter)



Payment of filing fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          _____________________________________________________________________

     (2)  Aggregate number of securities to which transactions applies:

          _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          _____________________________________________________________________

     (5)  Total                          fee                          paid:
          _____________________________________________________________________

[X]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          _____________________________________________________________________

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     (2)  Form, schedule or registration statement no.:

          _____________________________________________________________________

     (3)  Filing party:

          _____________________________________________________________________

     (4)  Date filed:

          _____________________________________________________________________


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                              Oncologix Tech, Inc.

                            __________________, 2008


Dear Stockholder:

This Proxy Statement is furnished to you by the Board of Directors of Oncologix Tech, Inc., a Nevada corporation ("we", "us", "our", the "Company" or "Oncologix"), in connection with the Board of Directors' request that you give your written consent via proxy to each of the following Proposals:

1. Approval of the sale by Oncologix of all of our assets related to our Oncosphere product, including intellectual property, which make up substantially all of our assets, to Institut fur Umwelttechnologien GmbH, a German company ("IUT") (the "Asset Sale Transaction Proposal").

2. Approval of an amendment to the Company's Articles of Incorporation to increase the authorized Common Stock from 200,000,000 shares to 500,000,000 shares and the authorized preferred stock from 10,000,000 shares to 50,000,000 shares (the "Increase in Authorized Shares Proposal").

The details of these Proposals, the background and purpose, are set forth in the enclosed Proxy Statement, which you are urged to read carefully. The Board of Directors believes that the Proposals are in the best interests of the Company and its shareholders. In determining to recommend the Proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the Proposals and the factors described in the enclosed Proxy Statement.

The Board of Directors has unanimously approved the Proposals and is requesting the holders of our outstanding shares of the Company's common stock, $.001 par value (the "Common Stock") to appoint a proxy to give their written consent to both of the Proposals. We do not intend to and are not required to have a special meeting to consider the Proposals under Nevada law and do not intend to do so..

In accordance with the law of the State of Nevada (where we are incorporated) and the Company's Bylaws, the Board of Directors set ______________, 2008 as the record date (the "Record Date") for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to the Proposals. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Proposals. Under Nevada law, in order for the Proposals to become effective, each Proposal will require the written consent of at least a majority of the Company's outstanding shares of Common Stock.


                                            By Order of the Board of Directors,


                                            /s/  Judy Lindstrom
                                            -----------------------------------
                                                 JUDY LINDSTROM
                                                 Chief Executive Officer

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                              ONCOLOGIX TECH, INC.
                                 PROXY STATEMENT


                                TABLE OF CONTENTS



GENERAL INFORMATION........................................................   5

     What are we asking you to do ?........................................   5
     Who is making the solicitation?.......................................   5
     Who is paying for the solicitation?...................................   5
     Who can consent to the Proposals?.....................................   5
     What should you do to consent?........................................   5
     How many consents must be granted in favor of each of the Proposals?..   5
     Can I change or revoke my consent?....................................   6
     Is shareholder consent to the Proposals assured?......................   6

PROPOSAL 1  THE ASSET SALE TRANSACTION PROPOSAL............................   6

     Reasons for the Asset Sale............................................   6
     Summary Terms of Asset Sale Transaction...............................   7
     About IUT.............................................................   10
     About the new IUT Subsidiary..........................................   11
     Past Contacts and Negotiations between the Company and Third Parties..   11
     Reason for Acceptance of IUT Proposal.................................   12
     Further Plans and Operations..........................................   12
     Unaudited Pro Forma Condensed Consolidated  Financial Statements......   14

PROPOSAL 2  THE INCREASE IN AUTHORIZED SHARES PROPOSAL.....................   25

     Regulatory Proposal...................................................   25
     Approval Required.....................................................   25
     Reason for Proposal...................................................   25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   28
FORWARD LOOKING STATEMENTS.................................................   29
EXHIBIT A  ASSET PURCHASE AGREEMENT........................................   30
EXHIBIT B  FORM OF PROXY CARD..............................................   48

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                              ONCOLOGIX TECH, INC.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

     In this Proxy Statement, references to the "Company", "Oncologix ", "we", "us" or "our" refer to Oncologix Tech, Inc., a Nevada corporation, and its subsidiaries. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the Appendices hereto.

What are we asking you to do?

     The Company is asking you to appoint a proxy and to direct that proxy to consent to two corporate actions: (1) the Asset Sale Transaction Proposal, and
(2) the Increase in Authorized Shares Proposal. Please see the sections titled "PROPOSAL 1 -- THE ASSET SALE TRANSACTION PROPOSAL" and "PROPOSAL 2 --THE INCREASE IN AUTHORIZED SHARES PROPOSAL" for the full text of, and a more complete description of, the Proposals.

Who is making the solicitation?

     The solicitation is being made by the Company's Board of Directors.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS YOU CONSENT TO PROPOSALS 1 AND  2.

Who is paying for the solicitation?

     The Company will pay the costs of preparing and disseminating this Proxy Statement and the material enclosed herewith. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of consents. The Company's mailing address is P.O. Box 8832, Grand Rapids, Michigan 49518-8832 and its telephone number is
(616) 977-9933.

Who can consent to the Proposals?

     Only holders of record of our Common Stock at the close of business on __________, 2008 (or their proxies) have the right to consent to the Proposals. You have the right to consent to the Proposals with respect to shares of Common Stock you held on that date. As of the Record Date, __________, 2008, there were ________ shares of our Common Stock outstanding.

What should you do to consent?

     You may consent to the Proposals by signing the Proxy Card attached to this Proxy Statement and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may consent to the Proposals by marking, signing and dating the enclosed form of Proxy Card as promptly as possible and returning it by fax to (616) 977-9955 or by scanning the signed Proxy Card and sending it by email to ______________________.

How many consents must be granted in favor of each of the Proposals?

     The Proposals will each require the written consent of the holders of at least a majority of the outstanding shares of the Company's Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to consent on a particular matter and have received no instructions from the beneficial owners or persons entitled to consent thereon), or other limited proxies will have the effect of a rejection of the Proposals.

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Can I change or revoke my consent?

     Yes. If you deliver a consent by mail, by facsimile or via the Internet, you have the right to revoke your consent in writing (by mailing or by facsimile of another Consent Card indicating you do not consent to the Proposal(s), which Card bears a later date) or via the Internet (by voting online at a later time), provided that any revocation of your Consent will only be effective if the Company has not already received Consents from a majority of the Company's outstanding shares of Common Stock.

Is Shareholder Consent to the Proposals Assured?

     We believe that sufficient consents will be obtained when this Proxy Statement has been distributed to the shareholders because the consequences of a rejection of the Proposals would be extremely adverse to the Company and its shareholders (as described below). While shareholder consent to the Proposals cannot be assured, members of Management and Major Shareholders holding approximately 30.44% of the outstanding common shares have indicated an intention to grant their consents. The Company has not entered into any agreements to obtain any consents nor, to our knowledge, have any other parties done so.

                PROPOSAL 1 - THE ASSET SALE TRANSACTION PROPOSAL

       A PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY,
        INCLUDING THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARY, TO INSTITUT
                 FUR UMWELTTECHNOLOGIEN GMBH, A GERMAN COMPANY.
                          (ITEM 1 ON THE CONSENT CARD)

     As of August 18, 2008, the Board of Directors, believing it to be in the best interests of the Company and its shareholders, unanimously approved the sale (the "Asset Sale Transaction") of the assets related to our Oncosphere product, which make up substantially all of the assets of the Company, to Institut fur Umwelttechnologien GmbH, a German company ("IUT"). Pursuant to the terms of an Asset Purchase Agreement, dated August 18, 2008 (the "Asset Purchase Agreement"), the Company is to sell substantially all of its assets to IUT in consideration of the payment of $50,000 in cash, the assumption of approximately $205,000 of liabilities that are related to the Oncosphere, the issuance to the Company of a minority equity interest in a new company established by IUT, to be called "IUT Medical, Gmbh ("IUTM"), to own these assets and continue the development and commercialization of the Oncosphere and the right to royalties of three percent on the Net Sales of the new company. All of the proceeds of the sale, including royalty payments, if any, will be retained by Oncologix and will not be distributed to the shareholders.

Reasons for the Asset Sale

     As has been described in the various Reports we have filed with the Securities and Exchange Commission ("SEC"), we have always relied on continued financing from investors and lenders to remain in business. During December 2007, it became apparent that the Company's efforts to raise adequate additional funds from investors would not succeed. It is believed that this was due to a combination of causes; technical difficulties that required an increase in both the amount of funds and the period of time required for completion of the Oncosphere development process and adverse conditions in the securities markets. Because cash on hand was insufficient to fund continued Oncosphere development activities it became necessary to cease operations and release the Company's employees. The Board of Directors then concluded that the only way to assure the continuance of the Oncosphere development effort and the presentation of value for the shareholders and creditors of the Company would be to sell the Company's assets to a party with the financial ability to continue the effort.

     Because we lacked the necessary funds to continue operations, we failed to perform a "milestone event" as specified in the Master License Agreement with the University of Maryland, which was the submission of an application to the FDA for an Investigational Device Exemption (or foreign equivalent) or the commencement of human clinical trials on or before September 16, 2008. On October 10, 2008, the Company entered into an agreement with the University of Maryland pursuant to which the Master License Agreement between the parties was modified so as to extend the date for accomplishment of the "milestone event" until January 5, 2009.

     In view of the circumstances described in this Proxy Statement, and after discussions with various parties, as described below, the Board of Directors have determined that the Asset Sale Transaction is prudent at this time and in the best interests of, and fair to, the Company's shareholders. It is the opinion of the Board of Directors that if this transaction is not consummated, the Company is likely to become a "shell", with only nominal assets, approximately $155,000 in accounts payable and $2,797,000 in principal and interest to become due under the terms of certain outstanding convertible promissory notes. Funds needed to maintain the Company's status as a reporting company or even its corporate existence would have to be obtained from investors and there is no assurance of any success in doing so.

IT SHOULD BE NOTED THAT EVEN UPON THE CONSUMMATION OF THE ASSET SALE, OUR CONTINUED INTEREST IN THE ONCOSPHERE TECHNOLOGY AND PRODUCT WILL BE SUBJECT TO ALL OF THE RISKS AND UNCERTAINTIES INHERENT IN A DEVELOPMENT STAGE COMPANY IN THE MEDICAL TECHNOLOGY INDUSTRY, INCLUDING RISKS INVOLVING NEED FOR ADDITIONAL CAPITAL, TECHNOLOGY UNCERTAINTIES, HEALTHCARE REIMBURSEMENT AND REFORM, AN INTENSELY COMPETITIVE INDUSTRY, INTELLECTUAL PROPERTY RIGHTS, PRODUCT LIABILITY CLAIMS, ENVIRONMENTAL RISKS, AND THE ABILITY TO INITIATE OPERATIONS AND MANAGE GROWTH.

Summary Terms of Asset Sale Transaction

     The following summary highlights the material terms of the proposed Asset Sale Transaction involving our sale of all the assets related to our Oncosphere product (the "Assets"), which make up substantially all of our assets, to Institut fur Umwelttechnologien GmbH, a German company ("IUT") pursuant to the terms of the Asset Purchase Agreement, substantially in the form of Appendix A. This summary is not a complete statement of all relevant information, facts or materials. You should read this Proxy Statement, the Asset Purchase Agreement and the other materials attached to this Proxy Statement in their entirety to fully understand the Proposal and its consequences to you and the Company.

The Asset Purchase Agreement
     Pursuant to the Asset Purchase Agreement, we will, subject to certain terms and conditions, including approval by our stockholders, either by the written consent of a sufficient majority under Nevada law or at a meeting of stockholders, sell substantially all of our assets to IUT and assign to IUT our rights under a certain Master License Agreement with the University of Maryland. IUT will form a new subsidiary, to be called, "IUT Medical Gmbh" ("IUTM"), to hold the Assets, complete the development and commercialization of the Oncosphere and such other radiation-based medical products as it may deem appropriate. IUTM will be organized as a German "Gesellschaft mit beschranker Haftung", a form of business organization similar to a limited liability company in the United States.

     It is important to note that among the conditions to the Closing is a requirement that the University of Maryland consent to a modification of the Master License Agreement that is acceptable to IUT. The University of Maryland has agreed with the Company to extend the deadline for satisfaction of the milestone event described above until January 5, 2009, provided that certain conditions are met, namely the issuance of 2,000,000 shares of the Company's Common Stock to the University (in addition to the 3,000,000 shares of Common Stock previously issued to the University pursuant to the existing Master License Agreement), that IUTM deliver a reasonably acceptable Business Plan to the University on or before November 30, 2008 and that the Asset Sale Transaction and Increase in Authorized Shares Proposal are approved by our shareholders and consummated on or before January 5, 2009. The substantive provisions of the new Master License Agreement with IUTM are expected to be substantially similar to the Company's existing Master License Agreement except that the milestone dates will be extended to future dates mutually agreed to by IUTM and the University of Maryland.

Purchase Price

     Oncologix will receive the following consideration for this sale: (a) $50,000 in cash at the Closing; (b) the assumption by IUT of those of our liabilities (approximately $205,000, including approximately $53,000 owed to IUT) that are directly related to the development of the Oncosphere product; (c)

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the issuance to us of a twenty  percent (20%) equity  interest in IUTM;  and (d)
the right to royalties equal to three percent (3%) of the Net Sales of IUTM (as defined in the Asset Purchase Agreement). We, IUT and IUTM will also enter into certain covenants, described below. We estimate that costs associated with Asset Sale Transaction related expenses (consisting of accounting and legal costs and proxy solicitation expenses) will be approximately $70,000.

     After the Closing of the asset sale, we propose to enter into discussions with IUTM with a view to obtaining marketing rights to the Oncosphere, and possibly other IUTM products, in exchange for a decrease in the royalties to become due to us or even a possible relinquishing of all royalties if our Board of Directors deems the marketing rights to be of greater value than the royalty payments.

The Assets to be Sold

     The Assets being sold to IUT consist of any patent rights, copyrights, software (including all source codes), trade secrets, scientific knowledge and technical information, inventions, know how, developments and improvements, data and other intellectual property, and know how owned, held by or otherwise being in the lawful possession of Oncologix, relating to the Oncosphere System, including (1) assignment of the right to use the product name "Oncosphere", (2) assignment of the patent license agreement from the University of Maryland, covering the technology supporting the Oncosphere System, (3) our rights under our sublicense agreement with Fountain Pharmaceuticals, Inc., (4) all design related documentation kept and contained in the Oncologix document control system, (5) manufacturing and development equipment set forth on Oncologix asset listings, and (6) Oncosphere product inventory in the possession and control of Oncologix or any Oncologix vendor, all as specifically listed in the Asset Purchase Agreement.

Assets to be Retained

          The assets that we now own and expect to retain are of nominal value, consisting of a nominal amount of cash and used office and laboratory equipment located in the United States and not considered sufficiently valuable or useful to ship to Germany. Our Financial Statements reflect approximately $92,000 in prepaid commissions (related to debt financings) that are being expensed over the life of the two-year promissory notes and $13,000 in prepaid expenses, primarily costs of our insurance policies, which are being expensed over a twelve month period. In addition, the Company will have an investment representing a 20% equity interest in IUTM. The value of this interest is 250,000 Euros, or approximately $367,275 using a dollar to Euro exchange rate of
1.4691 on August 18, 2008. This value was calculated based on a proposed 500,000 Euro investment by IUT in IUTM which will represent a 40% interest in IUTM. See the Pro-Forma Financial Statements included in this Proxy Statement.

Liabilities to be Assumed

     At the closing of the Asset Sale Transaction, IUT will assume and agree to pay, perform and discharge all debts of Oncologix arising out of unpaid amounts owed to vendors, contractors and consultants for materials or services directly applied in the development of the Oncosphere product (approximately $205,000 of which approximately $53,000 is owed to IUT and affiliates for past services), specifically listed in the Asset Purchase Agreement.

Liabilities to be Retained

     The Company will retain and remain obligated to pay approximately $152,000 in accrued but unpaid officer salaries, $150,000 in accrued but unpaid accounting and legal fees and $5,000 in miscellaneous accounts payable as well as approximately $2,797,000 in principal and interest to become due under the terms of certain outstanding convertible promissory notes. See the Pro-Forma Financial Statements included in this Proxy Statement. Cash proceeds from the Asset Sale by way of royalties or other distributions from IUTM are not expected to be available for at least two years after the Closing. We will attempt to discharge these obligations by raising additional capital from investors or lenders and/or obtaining conversions into capital stock or extensions of payment dates.

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Representations and Warranties

     The  Asset  Purchase  Agreement  contains  customary   representations  and
warranties from each of the parties relating to, among other things, their authority to enter into the Asset Purchase Agreement. Certain representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Asset Purchase Agreement.

Certain Covenants

     The Asset Purchase Agreement contains customary covenants from each of the parties.

Superior Offers

     The Asset Purchase Agreement provides that in the event that we receive an unsolicited proposal that the Board of Directors has in good faith concluded (after consultation with its legal counsel) that such proposal will lead to a superior offer and that the failure to consider such proposal would be inconsistent with its fiduciary obligations under applicable law, we will be permitted to: (i) furnish nonpublic information to the third party making such proposal, and (ii) engage in negotiations with the third party with respect to the proposal. Further, if after consultation with legal counsel and a financial advisor, the Board of Directors determines that the proposal constitutes a superior offer, we will be permitted to withdraw our recommendation to the stockholders to approve the Asset Sale Transaction and enter into an agreement with respect to the proposal.

Conditions to Closing

     The obligations of the parties to consummate the Asset Sale Transaction are subject to certain customary closing conditions, including, among other things, that the representations and warranties are accurate as of the closing, the covenants have been complied with, there has been no material adverse effect, with respect to, among other things, the assets being acquired by IUT, and that the necessary consents and approvals have been obtained (including approval of the Asset Sale Transaction by our stockholders and an agreement to a modification to the Master License Agreement by the University of Maryland).

Costs

     The Asset Purchase Agreement provides that the parties will be responsible for their own costs and expenses incurred in connection with the Asset Sale Transaction. Any sales taxes will be paid by IUT.

Regulatory Approvals

     We believe that no state or federal regulatory approval is required to be obtained by us in connection with the Asset Sale Transaction. In addition, we have not made any representations or warranties as to whether any export licenses or permits are required in connection with the Asset Sale Transaction. However, pursuant to the Asset Purchase Agreement, IUT is responsible for (i) determining whether any export licenses or permits are required in connection with the Asset Sale Transaction, and (ii) obtaining any such export licenses or permits.

Dissenters' or Appraisal Rights

     Under Nevada law, our stockholders are not entitled to dissenters' or appraisal rights for their shares in connection with the Transaction.

Accounting Treatment

     We will record the Asset Sale Transaction in accordance with accounting principles generally accepted in the United States. Upon completion of the disposition, we expect to recognize a pre-tax gain equal to the difference of the cash proceeds received at closing plus any liabilities assumed by IUT plus the value of our interest in IUTM which we believe will be approximately $367,275, based upon the currency exchange rate as of August 17, 2008. We will recognize expenses associated with the Asset Sale Transaction as costs are incurred. The total Asset Sale Transaction expenses expected to be incurred are approximately $70,000.

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Certain Federal and State Income Tax Consequences

     The Asset Sale Transaction will be a taxable transaction for us. We will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by us will include the cash received, the amount of our liabilities that are assumed and any other consideration we receive for our assets. The tax on the Asset Sale Transaction has been reduced by net operating loss carryforwards. Utilization of the net operating loss carryforwards will be limited if a change in the Company's ownership should occur as defined by
Section 382 and Section 383 of the Internal Revenue Code.

Interests of Certain Persons in the Asset Sale Transaction

     When they approved the Asset Sale Transaction and the Asset Purchase Agreement and recommended their approval by the shareholders, our Board of Directors were aware and took into consideration that Messrs. Andrew M. Green and Adam G. Lowe, former Directors and executive officers, may in the future be engaged as consultants to IUTM and may therefore have interests in the Asset Sale Transaction other than their interests as our stockholders generally. This possibility was, however, considered to be advantageous to the Company because it would assure that their technical knowledge would continue to be available to IUTM and would benefit the Company as a holder of equity in IUTM. To our knowledge, there are no present agreements relating to any engagement with any former Directors or officers. In addition, Judy Lindstrom, our President, Chief Executive Officer and a member of our Board of Directors is expected, as provided under German law, to become a member of the Board of Directors of IUT, representing the interest of Oncologix. Compensation for that service, if any, is expected to be nominal.

Effect of the Asset Sale Transaction on the Company

     If our stockholders approve the Asset Sale Transaction, the Board of Directors currently expects the closing of the Asset Sale Transaction to occur within sixty (60) days from the date of this Proxy Statement, provided all conditions to closing are satisfied or waived. After the closing, we expect to continue to participate as a voting member of IUTM and to apply any proceeds from any sale of such interest or any royalties received from IUTM to general corporate purposes including continuing efforts to discharge debt and to seek acquisitions and new ventures.

Required Approval and Board Recommendation

     The Board of Directors has concluded that the Asset Sale Transaction is in the best interests of our stockholders and has approved the Asset Sale
Transaction, subject to the approval of the holders of a majority of our outstanding Common Stock. The Board of Directors recommends that you "CONSENT" to the Proposal.

 About IUT

     IUT was founded by a group of German scientists in 1992 as a privately owned German "Gesellschaft mit beschranker Haftung", a form of business organization similar to a limited liability company in the United States. It is concentrated on manufacturing special analytic devices and advanced technology developments and has extensive experience in isotope technology, spectroscopy, sensor development, plasma and laser technology, radiation measurement and analytical chemistry. Its services include the development of new measuring instruments, environmental technologies, prototypes and a series of small instruments. Since 1993, it has produced high quality radioactive labeled compounds for the medical, pharmacy and life science industries. IUT and certain of its personnel were previously engaged under contract with the Company to provide development, manufacture and testing services in connection with the development of the Oncosphere, including the use of certain laboratory facilities and equipment and the services of personnel skilled and experienced in the handling, processing and development of radiation products. IUT is located in a science and technology park in Berlin (Volmerstrasse 7B, D-12489 Berlin HRB 46 572 Germany) and currently has 25 highly skilled employees.

IUT maintains a website at http://www.iut-berlin.info/8.0.html?&L=1. IUT's phone number is 49 30 6392-5511.

About the new IUT Subsidiary

     IUT has formed a new subsidiary, also as a German "Gesellschaft mit beschranker Haftung" (Gmbh), called IUT Medical Gmbh ("IUTM") to acquire our Oncosphere assets, complete the development and commercialization of the Oncosphere and possibly other radiation based medical products. A German Gmbh is controlled by its owners or members, who have voting power in proportion to their ownership interests. Because we expect to own initially a 20% interest in IUTM, we expect to have 20% of the voting power of IUTM. We will have the right to designate a representative to attend and exercise our right to vote at meetings of the owners.

     The initial ownership interests in IUTM are expected to be allocated as follows:

          a. 20% to Oncologix in consideration of our agreement to enter into and perform under the Asset Purchase Agreement;

          b.   40% to IUT  in  consideration  of  its  capital  contribution  of
               (euro)500,000 (each Euro is equivalent to approximately $1.4691 in United States currency as of August 18, 2008); its expenses and efforts in connection with the organization of IUTM; its agreeing to provide facilities and sell raw materials to IUTM as provided in the Asset Purchase Agreement; its making available to IUTM of (i) intellectual property owned by IUT necessary or useful in the conduct of business by IUTM and (ii) the use of IUT's licenses and permits necessary for the handling and processing of radioactive materials. Under the terms of the Asset Purchase Agreement, IUT will provide appropriate office and plant facilities to IUTM at IUT's cost for the same. IUT will also sell radiation materials to IUTM for use in the manufacture of IUTM's products at IUT's cost, as defined in the Asset Purchase Agreement. IUTM will also have the right to act as the exclusive distributor of IUT's products to users in the medical device industry; and

          c. 40% is reserved for issuance to future investors in IUTM and for issuance as compensation to key employees, consultants, suppliers and the like. We have no knowledge of and do not believe that there is any arrangement whereunder any of our former or current officers or directors will receive any interest in IUTM.

     If at any time any owner of IUTM determine to sell all or part of its ownership interest in IUTM, that owner must first offer it to IUTM and then the other owners of IUTM at the same price and under the same terms as may be offered by an unrelated party. The consent of at least 75% of the voting power of IUTM will be necessary for a sale of that company or all of its assets. Upon any such sale or liquidation, each owner will be entitled to receive a share of the net proceeds in proportion to its ownership interest at the time.

Past Contacts and Negotiations between the Company and Third Parties

     During the period between December 1, 2007 and April 30, 2008, the Company contacted several participants in the medical radiation industry to determine any interest in entering into collaboration with the Company or in purchasing the Oncosphere assets. Although there were initial expressions of interest from two companies in the industry, they both decided not to pursue the matter.

     On or about  February 11, 2008,  Mr.  Andrew M. Green,  then a director and
Chief Executive Officer of the Company, advised us that he, together with Mr. Adam G. Lowe, then also a director and President of the Company, and another party had formed a new entity with a view to purchasing the Oncosphere assets from the Company. On February 18, 2008 Mr. Green, as Principal of that entity, submitted such a proposal to the Company and he and Mr. Lowe then resigned as officers and directors of the Company, stating as their reason the wish to avoid an appearance of a conflict of interest. That proposal, which was then the only proposal received by the Company, was the subject of discussions between Mr. Green and the Company and tentative terms were agreed upon, subject to the formulation of a definitive agreement and its approval by the shareholders of the Company. However, on or about February 27, 2008, Mr. Green advised us that there was reason to believe that one or two of the Company's principal shareholders would oppose the proposed transaction and that the proposal was withdrawn.

     On or about March 1, 2008, representatives of the Company were contacted by an investment banker, who advised that he proposed to form a new entity to acquire the Oncosphere assets and that he was confident of the availability of the necessary funds from venture capital sources. Subsequently, a non-binding letter of intent was received from the investment banker proposing the acquisition of the Oncosphere assets in consideration of a cash payment, the assumption of Oncosphere-related liabilities, royalties on future Oncosphere sales and the issuance to the Company of a minority equity position in a new entity to be formed by him.

          On or about March 19, 2008 the Company received a proposal from IUT for the acquisition of the Oncosphere assets that formed the basis for the terms embodied in the Asset Purchase Agreement. The purchase price was determined arbitrarily by negotiations between the parties without considering any particular valuation for the Oncosphere assets, but taking into account the terms of a competing proposal.

Reason for Acceptance of IUT Proposal

     Although the respective prices and other financial terms offered by the investment banker and by IUT were substantially equivalent, the Board of Directors determined to accept the IUT proposal for the following reasons, believing it to be in the best interests of, and fair to, the Company's shareholders:

          o IUT is an established company in the medical radiation industry with personnel skilled and experienced in the field and with the necessary plant and equipment to continue the Oncosphere development. Furthermore, IUT and certain of its personnel were previously engaged under contract with the Company to provide development, manufacture and testing services in connection with the development of the Oncosphere, including the use of certain laboratory facilities and equipment and the services of personnel skilled and experienced in the handling, processing and development of radiation products. Accordingly, IUT and certain of its personnel were already familiar with the Oncosphere product and the underlying technology and IUT already possesses much of the equipment and government permits necessary to continue the Oncosphere development. On the other hand, the investment banker would have been required to form a new entity to acquire the necessary plant and equipment and seek out and engage qualified personnel.

          o While it would have been necessary for both the investment banker and IUT to seek financing for the Oncosphere project, it was the judgment of the Company's Board of Directors that IUT would have a greater likelihood of success in obtaining financing because it is an established company with experience in the field. Furthermore, IUT had represented to the Company that it would obtain a significant German Government grant for continued development efforts whereas the investment banker would be completely dependent on private sources of capital. We have been advised that such a grant has been awarded in the amount of approximately 373,000 Euros (approximately $510,000 under the rate of exchange of 1.3665 as of October 15, 2008). IUT expects to obtain additional financing in the amount of approximately 127,000 Euros (approximately $173,000 under the rate of exchange of 1.3665 as of October 15, 2008) from its shareholders. Additional financing is expected to come from other investor in IUTM.

Future Plans and Operations

     Upon approval of the Asset Sale Transaction, we plan to seek to obtain marketing rights to the Oncosphere and possibly other IUTM products and to seek other product opportunities in the medical field. We have engaged in preliminary discussions relative to marketing rights with IUT, but there is no assurance that we will be successful in obtaining such marketing rights. All of the Company's plans for the future are dependent on acquiring additional investor financing. There is no agreement as to, nor any assurance that we can acquire, additional financing on commercially acceptable terms, if at all. If we raise capital through additional equity financing, the percentage ownership of equity interests of our existing shareholders in the Company may be diluted and their relative voting power diminished.

     No changes in the Management or Board of Directors of the Company are anticipated. If the Asset Sale Transaction is not approved or consummated, it is likely that the Company will become a "shell", with only nominal assets, approximately $155,000 in accounts payable and $2,797,000 in principal and interest payable under certain outstanding convertible promissory notes. Funds needed to maintain the Company's status as a reporting company or even its corporate existence would have to be obtained from investors and there is no assurance of any success in doing so. If the Company were to succeed in raising such funds, the Company would seek to acquire or merge with an operating business.

     We do not intend to become an Investment Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE
      PROPOSAL TO APPROVE THE ASSET SALE TRANSACTION PURSUANT TO THE ASSET
                              PURCHASE AGREEMENT.

Pro Forma Financial Statements


                      ONCOLOGIX TECH, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

     The unaudited pro forma condensed consolidated balance sheets as of May 31, 2008 and August 31, 2007 and 2006, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 2008 and the years ended August 31, 2007 and 2006, are based on the historical financial statements of the Registrant.

     The unaudited pro forma condensed consolidated balance sheet as of May 31, 2008 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on May 31, 2008.

     The unaudited pro forma condensed consolidated statement of operations for the nine months ended May 31, 2008 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on September 1, 2007.

     The unaudited pro forma condensed consolidated balance sheet as of August 31, 2007 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on August 31, 2007.

     The unaudited pro forma condensed consolidated statement of operations for the year ended August 31, 2007 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on September 1, 2006.

     The unaudited pro forma condensed consolidated balance sheet as of August 31, 2006 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on August 31, 2006.

     The unaudited pro forma condensed consolidated statement of operations for the year ended August 31, 2006 is presented as if the disposition as described in this Proxy Statement occurred in its entirety on July 26, 2006 (the date of acquisition of JDA Medical Technologies, Inc..

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto appearing in the Company's Annual Report on Form 10-KSB for the fiscal years ended August 31, 2007 and 2006 and its quarterly report on Form 10-QSB for the interim period ended May 31, 2008.

     Preparation  of the pro forma  information  is provided  for  informational purposes only, and is based on assumptions considered appropriate by the Registrant's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the transactions described above had been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of the transaction listed above have been made.



                                                ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         AS OF MAY 31, 2008



                                                                                                     Pro Forma
                                                                                  Historical         Adjustments        Pro Forma
                                                                                 ------------       ------------       ------------
                                                                                  (Unaudited)


                                        ASSETS


Current Assets:
     Cash and cash equivalents ...............................................   $      2,471       $     50,000 (1)   $     52,471
     Prepaid expenses and other current assets ...............................         13,047               --               13,047
     Prepaid commissions .....................................................         92,685               --               92,685
     Current assets of discontinued operations ...............................             70                (70)(2)           --
                                                                                 ------------       ------------       ------------

          Total current assets ...............................................        108,273             49,930            158,203

Property and equipment (net of accumulated depreciation
     of $18,207) .............................................................          4,999               --                4,999
Deposits and other assets ....................................................         17,254               --               17,254
Investment in IUTM ...........................................................           --              367,275 (3)        367,275
Longterm assets of discontinued operations ...................................        163,534           (163,534)(2)           --
                                                                                 ------------       ------------       ------------

               Total assets ..................................................   $    294,060       $    253,671       $    547,731
                                                                                 ============       ============       ============

                          LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Convertible notes payable (net of discount of $246,055) .................   $  2,098,945       $       --         $  2,098,945
     Convertible notes payable  related parties ..............................        705,450               --              705,450
     Accounts payable and other accrued expenses .............................        178,574               --              178,574
     Accrued interest payable ................................................        234,610               --              234,610
     Current liabilities of discontinued operations ..........................        202,484           (202,484)(4)           --
                                                                                 ------------       ------------       ------------

          Total current liabilities ..........................................      3,420,063           (202,484)         3,217,579


Convertible notes payable (net of discount of $346,456) ......................        743,544               --              743,544
                                                                                 ------------       ------------       ------------

               Total liabilities .............................................      4,163,607           (202,484)         3,961,123
                                                                                 ------------       ------------       ------------

Stockholders' Deficit:
     Preferred stock, par value $.001 per share; 10,000,000 shares authorized;
          342,862 shares issued and outstanding at May 31, 2008 ..............            343               --                  343
     Common stock, par value $.001 per share; 200,000,000 shares authorized;
          100,130,410 shares issued at May 31, 2008;  71,906,066 shares
          outstanding at May 31, 2008 ........................................         71,906               --               71,906
     Additional paid-in capital ..............................................     48,643,916               --           48,643,916
     Accumulated deficit .....................................................    (52,877,810)           456,155 (5)    (52,421,655)
     Common stock subscribed, underlying common shares of 5,841,974 ..........        292,098               --              292,098
                                                                                 ------------       ------------       ------------

               Total stockholders' deficit ...................................     (3,869,547)           456,155         (3,413,392)
                                                                                 ------------       ------------       ------------

               Total liabilities and stockholders' deficit ...................   $    294,060       $    253,671       $    547,731
                                                                                 ============       ============       ============


                                See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                                 15




                                       ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                 OPERATIONS FOR THE NINE MONTHS ENDED MAY 31, 2008



                                                                                 Pro Forma
                                                                Historical       Adjustments          Pro Forma
                                                              ------------       ------------       ------------
                                                               (Unaudited)
Operating expenses:
  General and administrative ..............................   $    456,845       $       --         $    456,845
  Depreciation and amortization ...........................          1,587               --                1,587
                                                              ------------       ------------       ------------
  Total operating expenses ................................        458,432               --              458,432
                                                              ------------       ------------       ------------
  Loss from operations ....................................       (458,432)              --             (458,432)
                                                              ------------       ------------       ------------

Other income (expense):
  Interest income .........................................            331               --                  331
  Interest and finance charges.............................     (1,364,240)              --           (1,364,240)
  Loss on disposal of assets ..............................         (3,194)              --               (3,194)
  Other income (expense) ..................................         (1,443)              --               (1,443)
                                                              ------------       ------------       ------------
  Total other income (expense) ............................     (1,368,546)              --           (1,368,546)
                                                              ------------       ------------       ------------
  Net loss from continuing operations......................     (1,826,978)              --           (1,826,978)
                                                              ------------       ------------       ------------

Discontinued operations:
  Operating loss from discontinued operations..............     (1,142,275)         1,142,275 (6)           --
  Gain on disposal of discontinued operations .............           --              142,350 (5)        142,350
                                                              ------------       ------------       ------------

  Net loss from discontinued operations ...................     (1,142,275)         1,284,625            142,350
                                                              ------------       ------------       ------------

Net loss ..................................................   $ (2,969,253)      $  1,284,625       $ (1,684,628)
                                                              ============       ============       ============

Loss per common share, basic and diluted:
      Continuing operations ...............................   $      (0.03)                         $      (0.03)
      Discontinued operations .............................          (0.02)                                 0.00
                                                              ------------                           ------------

                                                              $      (0.05)                         $      (0.03)
                                                              ============                          ============
Weighted average number of shares
  outstanding - basic and diluted..........................     71,481,165                            71,481,165
                                                              ============                          ============


                       See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                        16



                                                 ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         AS OF AUGUST 31, 2007


                                                                                                Pro Forma
                                                                                Historical     Adjustments          Pro Forma
                                                                               ------------    ------------        ------------

                                       ASSETS


Current Assets:
     Cash and cash equivalents .............................................   $    141,691    $     50,000 (7)    $    191,691
     Prepaid expenses and other current assets .............................        115,101        (104,952)(8)          10,149
     Prepaid commissions ...................................................        117,346            --               117,346
                                                                               ------------    ------------        ------------

          Total current assets .............................................        374,138         (54,952)            319,186


Property and equipment (net of accumulated depreciation
     of $22,477) ...........................................................        203,322        (193,541)(8)           9,781
Deposits and other assets ..................................................         25,619          (6,450)(8)          19,169
Investment in joint venture ................................................         10,000         (10,000)(8)            --
Investment in IUTM .........................................................           --           367,275 (9)         367,275
                                                                               ------------    ------------        ------------

               Total assets ................................................   $    613,079    $    102,332        $    715,411
                                                                               ============    ============        ============

                       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Convertible notes payable (net of discount of $349,857) ...............   $    850,143    $       --          $    850,143
     Convertible notes payable  related parties ............................        280,450            --               280,450
     Notes payable  related parties ........................................        600,000            --               600,000
     Accounts payable and other accrued expenses ...........................         86,339         (40,018)(10)         46,321
     Accrued interest payable ..............................................        132,921            --               132,921
                                                                               ------------    ------------        ------------

          Total current liabilities ........................................      1,949,853         (40,018)          1,909,835


Convertible notes payable (net of discount of $606,585) ....................        688,415            --               688,415


               Total liabilities ...........................................      2,638,268         (40,018)          2,598,250


Stockholders' Deficit:
     Preferred stock, par value $.001 per share; 10,000,000 shares authorized 443,162 shares issued and outstanding at
          August 31, 2007 ..................................................            443            --                  443
     Common stock, par value $.001 per share; 200,000,000 shares authorized;
          93,357,986 shares issued at August 31, 2007; 70,975,616
          shares outstanding at August 31, 2007 ............................         70,976            --                70,976
     Additional paid-in capital ............................................     47,805,282            --            47,805,282
     Accumulated deficit ...................................................    (49,908,557)        142,350 (11)    (49,766,207)
     Common stock subscribed, underlying common shares of 22,689 ...........          6,667            --                 6,667
                                                                               ------------    ------------        ------------

               Total stockholders' deficit .................................     (2,025,189)        142,350          (1,882,839)
                                                                               ------------    ------------        ------------

               Total liabilities and stockholders' deficit .................   $    613,079    $    102,332        $    715,411
                                                                               ============    ============        ============


                              See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                              17



                                      ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                                  OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2007



                                                                               Pro Forma
                                                               Historical      Adjustments         Pro Forma
                                                              ------------    ------------        ------------
Operating expenses:
  General and administrative ..............................   $  1,269,802    $   (484,080)(12)   $    785,722
  Research and development ................................      4,961,531      (4,961,531)(12)           --
  Depreciation and amortization ...........................         20,914         (18,256)(12)          2,658
                                                              ------------    ------------        ------------
  Total operating expenses ................................      6,252,247      (5,463,867)            788,380
                                                              ------------    ------------        ------------
  Loss from operations ....................................     (6,252,247)      5,463,867            (788,380)
                                                              ------------    ------------        ------------

Other income (expense):
  Interest income .........................................         10,824         (10,078)(12)            746
  Interest and finance charges ............................     (1,321,941)         10,864 (12)     (1,311,077)
  Other income (expense) ..................................         10,409             (46)(12)         10,363
                                                              ------------    ------------        ------------
  Total other income (expense) ............................     (1,300,708)            740          (1,299,968)
                                                              ------------    ------------        ------------
  Net loss from continuing operations .....................     (7,552,955)      5,464,607          (2,088,348)
                                                              ------------    ------------        ------------


Discontinued operations:
  Operating loss from discontinued operations .............        (93,178)           --               (93,178)
  Gain (loss) on disposal of discontinued operations ......            (79)        576,280 (11)        576,201
                                                              ------------    ------------        ------------
  Net loss from discontinued operations ...................        (93,257)        576,280             483,023
                                                              ------------    ------------        ------------
 Net loss .................................................   $ (7,646,212)   $  6,040,887        $ (1,605,325)
                                                              ============    ============        ============

Loss per common share, basic and diluted:
      Continuing operations ...............................   $      (0.12)                       $      (0.03)
      Discontinued operations .............................          (0.00)                               0.01
                                                              ------------                        ------------

                                                              $      (0.12)                       $      (0.02)
                                                              ============                        ============
Weighted average number of shares
  outstanding  basic and diluted...........................      66,454,700                         66,454,700
                                                              =============                       ============


                      See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                       18



                                                ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                        AS OF AUGUST 31, 2006


                                                                                                    Pro Forma
                                                                                   Historical      Adjustments         Pro Forma
                                                                                  ------------    ------------        ------------

                                     ASSETS


Current Assets:
     Cash and cash equivalents .................................................  $    365,494    $     50,000 (13)   $    415,494
     Prepaid expenses and other current assets .................................        10,412          (3,532)(14)          6,880
     Notes receivable  related parties .........................................        16,564            --                16,564
     Current assets from discontinued operations ...............................        69,545            --                69,545
                                                                                  ------------    ------------        ------------

          Total current assets .................................................       462,015          46,468             508,483

Property and equipment (net of accumulated depreciation
     of $19,820) ...............................................................        26,008         (16,716)(14)          9,292
Deposits and other assets ......................................................         4,613          (4,613)(14)           --
Investment in joint venture ....................................................        10,000         (10,000)(14)           --
Investment in IUTM .............................................................          --           367,275 (15)        367,275
Longterm assets from discontinued operations....................................       166,319           --                166,319
                                                                                  ------------    ------------        ------------

               Total assets ....................................................  $    668,955    $    382,414        $  1,051,369
                                                                                  ============    ============        ============

                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Convertible notes payable (net of discount of $28,361) ....................  $    521,639    $       --          $    521,639
     Convertible notes payable  related parties ................................       280,450            --               280,450
     Notes payable .............................................................       130,373        (130,373)(17)           --
     Accounts payable and other accrued expenses ...............................       247,202         (37,438)(16)        209,764
     Accrued interest payable ..................................................        45,419         (26,055)(17)         19,364
     Current liabilities from discontinued operations...........................        45,700            --                45,700
                                                                                  ------------    ------------        ------------

          Total current liabilities ............................................     1,270,783        (193,866)          1,076,917
                                                                                  ------------    ------------        ------------

               Total liabilities ...............................................     1,270,783        (193,866)          1,076,917
                                                                                  ------------    ------------        ------------

Stockholders' Deficit:
     Preferred stock, par value $.001 per share; 10,000,000 shares authorized
          443,162 shares issued and outstanding at August 31, 2006 .............           443            --                   443
     Common stock, par value $.001 per share; 200,000,000 shares authorized;
          90,102,953 shares issued at August 31, 2006; 60,259,793 shares
          outstanding at August 31, 2006 .......................................        60,260            --                60,260
     Additional paid-in capital ................................................    41,599,814            --            41,599,814
     Accumulated deficit .......................................................   (42,262,345)        576,280 (18)    (41,686,065)
                                                                                  ------------    ------------        ------------

               Total stockholders' deficit .....................................      (601,828)        576,280             (25,548)
                                                                                  ------------    ------------        ------------

               Total liabilities and stockholders' deficit .....................  $    668,955    $    382,414        $  1,051,369
                                                                                  ============    ============        ============


                                See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                               19



                               ONCOLOGIX TECH, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                           OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2006



                                                                 Pro Forma
                                                 Historical     Adjustments          Pro Forma
                                                ------------    ------------        ------------
Operating expenses:
  General and administrative ................   $    468,249    $    (39,001)(19)   $    429,248
  Research and development ..................      5,334,202      (5,334,202)(19)           --
  Depreciation and amortization .............            243            (243)(19)           --
                                                ------------    ------------        ------------
  Total operating expenses ..................      5,802,694      (5,373,446)            429,248
                                                ------------    ------------        ------------
  Loss from operations ......................     (5,802,694)      5,373,446            (429,248)
                                                ------------    ------------        ------------

Other income (expense):
  Interest income ...........................         13,700            --                13,700
  Interest and finance charges ..............        (53,241)          2,106 (19)        (51,135)
  Other income (expense) ....................           (150)           --                  (150)
                                                ------------    ------------        ------------
  Total other income (expense) ..............        (39,691)          2,106             (37,585)
                                                ------------    ------------        ------------
  Net loss from continuing operations .......     (5,842,385)      5,375,552            (466,833)
                                                ------------    ------------        ------------

Discontinued operations:
  Operating loss from discontinued operations       (243,680)           --              (243,680)
  Loss on disposal of discontinued operations           --          (107,013)(20)       (107,013)
                                                ------------    ------------        ------------

  Net loss from discontinued operations .....       (243,680)       (107,013)           (350,693)
                                                ------------    ------------        ------------

Net loss ....................................   $ (6,086,065)   $  5,268,539        $   (817,526)
                                                ============    ============        ============


Loss per common share, basic and diluted:
      Continuing operations .................   $      (0.12)                       $      (0.01)
      Discontinued operations ...............          (0.01)                              (0.01)
                                                ------------                        ------------

                                                $      (0.13)                       $      (0.02)
                                                ============                        ============

Weighted average number of shares
  outstanding  basic and diluted ............     47,690,475                          47,690,475
                                                ============                        ============


               See accompanying notes and management's assumptions to the unaudited pro forma condensed consolidated financial information.

                                                20

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

If this transaction closes, the Company plans to seek to obtain marketing rights to the Oncosphere and possibly other IUTM products and to seek other opportunities in the medical field. No assurance can be given that such a transaction will be consummated. The Company's proposed asset sale consists of the selling of substantially all the assets, and related liabilities, related to the Oncosphere project, which are currently held in the Company's subsidiary, Oncologix Corporation. Please see the attached unaudited financial statements of our subsidiary, Oncologix Corporation following these pro forma financial statements. Included in those assets are prepaid commissions related to debt financings which are being expensed over the life of the two year notes and prepaid expenses related to our insurance policies which are being expensed over twelve months. In addition, the Company will have an investment in IUTM, representing a 20% equity interest. The value of this interest is 250,000 Euros, or approximately $367,275 using an exchange rate of 1.4691 on August 18, 2008. This value was calculated based on the 500,000 Euro investment by IUT in IUTM in consideration of a 40% interest. Other assets retained include modest furniture and computer equipment used to maintain the Company's records. All liabilities of the Company's subsidiary, Oncologix Corporation will be assumed by the Buyer under the terms of the asset sale. The Company's remaining liabilities will consist primarily of convertible notes payable, as well as outstanding legal and professional fees.


The following is a description of the unaudited pro forma adjustments to the Registrant's historical condensed consolidated financial statements.

     (1) Reflects the receipt of $50,000 cash in connection with the sale of the Oncosphere assets if the transaction was consummated on May 31, 2008.

     (2) Reflects the disposal of assets, which are held in the Company's subsidiary, Oncologix Corporation, currently classified as current and long term assets from discontinued operations in connection with the transaction of the Oncosphere assets if the transaction was consummated on May 31, 2008.

     (3) Reflects the estimated value of the investment in 20% of IUTM received in connection with the sale of the Oncosphere assets as if the transaction was consummated on May 31, 2008.

     (4) Reflects the assumption of liabilities by IUT, which are held in the Company's subsidiary Oncologix Corporation, currently classified as current liabilities from discontinued operations in connection with the sale of the Oncosphere assets as if the transaction was consummated on May 31, 2008.

     (5) Reflects the gain recognized in connection with the sale of the Oncosphere assets as if the transaction was consummated on September 1, 2007 for the statement of operations and May 31, 2008 for the balance sheet.

     (6) Reflects the removal of operating loss from discontinued operations, recorded in the Company's subsidiary Oncologix Corporation, as a result of the sale as if the transaction was consummated on September 1, 2007.

     (7) Reflects the receipt of $50,000 cash in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2007.

     (8) Reflects the disposal of assets, which are held in the Company's subsidiary Oncologix Corporation, currently classified as current and long term assets in connection with the transaction of the Oncosphere assets as if the transaction was consummated on August 31, 2007.

     (9) Reflects the estimated value of the investment in 20% of IUTM received in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2007.

     (10) Reflects the assumption of liabilities by IUT, which are held in the Company's subsidiary, Oncologix Corporation, in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2007.

     (11) Reflects the gain recognized in connection with the sale of the Oncosphere assets as if the transaction was consummated on September 1, 2006 for the statement of operations and August 31, 2007 for the balance sheet.

     (12) Reflects the removal of operating loss from continuing operations of the Company's subsidiary, Oncologix Corporation, as a result of the sale as if the transaction was consummated on September 1, 2006.

     (13) Reflects the receipt of $50,000 cash in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2006.

     (14) Reflects the disposal of assets, which are held in the Company's subsidiary Oncologix Corporation, currently classified as current and long term assets in connection with the transaction of the Oncosphere assets as if the transaction was consummated on August 31, 2006.

     (15) Reflects the estimated value of the investment in 20% of IUTM received in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2006.

     (16) Reflects the assumption of liabilities by IUT, which are held in the Company's subsidiary, Oncologix Corporation, currently classified as current liabilities in connection with the sale of the Oncosphere assets as if the transaction was consummated on August 31, 2006.

     (17) Reflects the removal of loans assumed upon the merger with JDA Medical Technologies Inc., which are held in the Company's subsidiary Oncologix Corporation, as if the transaction was consummated on August 31, 2006.

     (18) Reflects the gain recognized in connection with the sale of the Oncosphere assets as if the transaction was consummated on September 1, 2005 for the statement of operations and August 31, 2006 for the balance sheet.

     (19) Reflects the removal of operating loss from continuting operations of the Company's subsidiary, Oncologix Corporation, as a result of the sale as if the transaction was consummated on September 1, 2005.

     (20) Reflects the loss recognized in connection with the sale of the Oncosphere assets as if the transaction was consummated on July 26, 2006 (the date of acquisition of JDA Medical Technologies, Inc.) for the statement of operations and August 31, 2006 for the balance sheet.



     Below are financial  statements of our wholly owned  subsidiary,  Oncologix
Corporation as required by Question 6 in Section H of the July 2001 supplement to the Manual of Publicly Available Telephone Interpretations of the SEC for guidance.

                                  ONCOLOGIX CORPORATION (A SUBSIDIARY OF ONCOLOGIX TECH, INC.)
                                            UNAUDITED CONDENSED BALANCE SHEETS AS OF



                                                                                       May 31,       August 31,      August 31,
                                                                                        2008            2007            2006
                                                                                    ------------    ------------    ------------
                                                                                     (Unaudited)    (Unaudited)     (Unaudited)


                                          ASSETS

Current Assets:
     Cash and cash equivalents ..................................................   $        171    $     77,029    $    301,445
     Prepaid expenses and other current assets ..................................             70         104,952           3,532
     Notes receivable  related parties ..........................................           --              --            16,564
     Intercompany receivable ....................................................          1,716            --             1,792
                                                                                    ------------    ------------    ------------

          Total current assets ..................................................          1,957         181,981         323,333


Property and equipment (net of accumulated depreciation
     of $45,243, $18,372 and $243) ..............................................        151,272         193,541          16,716
Deposits and other assets .......................................................          2,262           6,450           4,613
Investment in joint venture .....................................................         10,000          10,000          10,000
                                                                                    ------------    ------------    ------------

               Total assets .....................................................   $    165,491    $    391,972    $    354,662
                                                                                    ============    ============    ============


                          LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities:
     Notes payable ..............................................................   $       --      $       --      $    130,373
     Accounts payable and other accrued expenses ................................        202,484          40,018          37,438
     Accrued interest payable ...................................................           --              --            26,055
     Intercompany payable .......................................................           --             8,322           9,912
                                                                                    ------------    ------------    ------------

         Total current liabilities ..............................................        202,484          48,340         203,778
                                                                                    ------------    ------------    ------------

               Total liabilities ................................................        202,484          48,340         203,778
                                                                                    ------------    ------------    ------------

Stockholders' Deficit:
     Common stock, par value $.001 per share; 10,000,000 shares authorized;
          1,000 shares issued and outstanding at May 31, 2008,
          August 31, 2007 and  August 31, 2006, respectively ....................          1,000           1,000           1,000
     Additional paid-in capital .................................................     11,944,441      11,182,791       5,525,436
     Accumulated deficit during the development stage............................    (11,982,434)    (10,840,159)     (5,375,552)
                                                                                    ------------    ------------    ------------

               Total stockholders' deficit ......................................        (36,993)        343,632         150,884
                                                                                    ------------    ------------    ------------




               Total liabilities and stockholders' deficit ......................   $    165,491    $    391,972    $    354,662
                                                                                    ============    ============    ============

                                                               23



          ONCOLOGIX CORPORATION (A SUBSIDIARY OF ONCOLOGIX TECH, INC.)
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                             For the Nine     For the        For the
                                             Months Ended    Year Ended     Year Ended
                                               May 31,       August 31,     August 31,
                                                2008           2007           2006
                                             -----------    -----------    -----------
                                             (Unaudited)    (Unaudited)    (Unaudited)

Operating expenses:
  General and administrative .............   $   128,206    $   484,080    $    39,001
  Research and development ...............       971,648      4,961,531      5,334,202
  Depreciation and amortization ..........        29,914         18,256            243
                                             -----------    -----------    -----------

  Total operating expenses ...............     1,129,768      5,463,867      5,373,446
                                             -----------    -----------    -----------

  Loss from operations ...................    (1,129,768)    (5,463,867)    (5,373,446)
                                             -----------    -----------    -----------

Other income (expense):
  Interest income ........................           270         10,078           --
  Interest and finance charges ...........          --          (10,864)        (2,106)
  Gain (loss) on disposal of assets ......       (13,890)           128           --
  Other income (expense) .................         1,113            (82)          --
                                             -----------    -----------    -----------

  Total other income (expense) ...........       (12,507)          (740)        (2,106)
                                             -----------    -----------    -----------

Net loss .................................   $(1,142,275)   $(5,464,607)   $(5,375,552)
                                             ===========    ===========    ===========

                                       24

PROPOSAL NO. 2

     TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE,
   FROM 200,000,000 SHARES TO 500,000,000 SHARES AND THE NUMBER OF PREFERRED
               SHARES FROM 10,000,000 SHARES TO 50,000,000 SHARES

                          (ITEM 2 ON THE CONSENT CARD)

Regulatory Approval

     This Proposal, if approved, will become effective upon our filing a Certificate of Amendment to our Articles of Incorporation with, and have it accepted by, the Nevada Secretary of State to amend our Articles of Incorporation.

Approval Required

     On September 2, 2008, the Board of Directors unanimously adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders and recommended approval by our shareholders. Pursuant to Section 78.390 of the Nevada Revised Statutes, the Amendment requires the approval of shareholders holding a majority of the outstanding shares. As of the Record Date, the Common Stock was the only class of outstanding voting securities. The holders of the Common Stock are entitled to one vote for each share.

Reason for Proposal

     Currently, the Company has 200,000,000 shares of Common Stock authorized, of which 141,117,314 shares are issued and 118,734,944 shares are outstanding as of the record date, and 10,000,000 shares of preferred stock authorized, of which 295,862 shares are issued and outstanding. See the table below for a further description of our current issued and outstanding common and preferred stock and shares reserved for issuance under outstanding options, warrants and other contractual arrangements.

     In the judgment of the Board of Directors that number of shares is not sufficient to permit the Company to raise funds in amount sufficient for its continued existence or the fulfillment of its future plans. Shareholder consent to this Amendment is therefore believed to be essential to the Company's future existence as an operating company. The Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock and preferred stock in amounts adequate to provide for the Company's future needs as may be determined from time to time in the exercise of judgment by the Board of Directors. The unissued shares of the Common Stock and preferred stock will be available for issuance for time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing and acquisitions transactions. The Board of Directors would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of seeking and obtaining the consent of the shareholders to an increase in the authorized capital. If, in a particular transaction, shareholder approval were required by law or otherwise deemed advisable by the Board of Directors, then the matter would be referred to the shareholders for their approval notwithstanding that the Company may have requisite number of shares to consummate the transaction.

     Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Amendment to our Articles of Incorporation alone, without further action by the Board of Directors, would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.

     To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders' percentage equity ownership, could be dilutive to the voting rights of existing shareholders and, depending on the price at which they are issued, have a negative effect on the market price of the Common Stock. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

     The Company could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business or the trading price of the Common Stock. Any such transactions may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company's business and financial results.

     The increase in the number of shares of preferred stock authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing more shares of another type of security in addition to Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

     The Board of Directors' authority to establish the rights and preferences of any series of preferred stock prior to the issuance of any such series and to issue preferred stock in one or more series, without further approval of shareholders of the Company, remains unchanged. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interest of the Company and its shareholders. The Board of Directors believes that if an increase in the authorized number of shares of preferred stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair its ability to meet financing requirements or other purposes.

     The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any agreement or the Articles of Incorporation or the Bylaws of the Company. However, the Company's shareholders should note that the availability of additional authorized and unissued shares of capital stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming. The Company could use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized number of shares of capital stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company's management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

     The Company has no current plans, proposals or arrangements to issue any shares of its Common Stock or preferred stock, other than the issuance of 2,000,000 shares of Common Stock to the University of Maryland as discussed previously.

Consequences of Failure of Approval

     If this Proposal is not approved, we expect to be severely hindered in any effort to raise additional funds or acquire any other business or assets.



Below is a chart listing the current issued and outstanding common and preferred stock along with those shares currently available for issuance, as well as those shares available if this proposal is approved.


Common Stock                                Prior to Increase          After Increase
                                              in Authorized            in Authorized

Common Stock Authorized                             200,000,000              500,000,000

Shares Issued                                       141,117,314              141,117,314

Outstanding Stock Options (1)                         4,443,526                4,443,526
Outstanding Warrants (1)                              5,899,159                5,899,159
Common shares underlying
   convertible preferreds                               591,724                  591,724
Common shares underlying
   convertible notes (1)                              9,726,895                9,726,895
                                           ---------------------    ---------------------

Total Shares Issued                                 161,778,618              161,778,618

Less shares in Escrow                                22,382,370               22,382,370
                                           ---------------------    ---------------------

Diluted Shares Outstanding                          139,396,248              139,396,248
                                           =====================    =====================

Available Common Shares                              60,603,752              360,603,752
                                           =====================    =====================

(1) As of October 15, 2008 all options, warrants and convertible notes are exercisable at prices higher that the current trading price.

Preferred Stock

Preferred Stock Authorized                           10,000,000               50,000,000

Outstanding Preferred Shares                            295,862                  295,862
                                           =====================    =====================

Available Preferred Shares                            9,704,138               49,704,138
                                           =====================    =====================

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS CONSENT TO
        THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
    AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR
      VALUE, FROM 200,000,000 SHARES TO 500,000,000 SHARES AND THE NUMBER
        OF PREFERRED SHARES FROM 10,000,000 SHARES TO 50,000,000 SHARES

                                       27



                           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                             Name and Address                             Amount and Nature             Percent
Title of Class               of Beneficial Owner (2)                      of Beneficial Owner (1)       of Class (1)
--------------               -----------------------                      -----------------------       ------------

Common Stock                 Judy Lindstrom                                  113,333 (3)                 0.10%

Common Stock                 Michael Kramarz                                 255,000 (4)                 0.21%

Common Stock                 Barry Griffith                                  499,000 (5)                 0.42%

Common Stock                 Steven Kurtzman, MD                             413,333 (6)                 0.35%

Common Stock                 Anthony Silverman                            25,520,331 (7)                21.40%
                             7625 E Via Del Reposo
                             Scottsdale, AZ  85258

Common Stock                 Mountainview Opportunistic Growth Fund LP.   10,736,745 (8)                 9.04%
                             Attn:  Andrew Ecclestone
                             77 Bloor Street W., 3rd Floor
                             Toronto, Ontario  M4Y 2T1

Common Stock                 Michele De Gregorio, MD                       8,361,369 (9)                 7.04%
                             4550 Northridge Court
                             West Bloomfield, MI  48323

Common Stock                 Andrew Kennedy, MD                           13,949,738 (10)               11.75%
                             307 Devonhall Lane
                             Cary, NC  27518

Common Stock                 Jeff Franco                                  13,949,738 (11)               11.75%
                             6501 Autumn Wind Circle
                             Clarksville, MD  21029

Common Stock                 All directors and executive officers          1,280,666                     1.07%
                             as a group

------------------------------------------

     1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 118,734,944 shares of Common Stock outstanding as of the Record Date.

     2) Unless otherwise noted, the address of each of the beneficial owners is P.O. Box 8832, Grand Rapids, MI 49518-8832.

     3)   Includes 113,333 shares subject to vested options.

     4)   Includes 255,000 shares subject to vested options.

     5) Includes 490,000 shares subject to vested options and 9,000 shares of stock underlying units held.

     6)   Includes 413,333 shares subject to vested options.

                                       28

     7) Includes 70,000 shares subject to vested options, direct ownership of 22,986,852 shares, direct ownership of 425,479 shares issuable upon conversion of two promissory notes and 1,998,000 shares and 40,000 warrants to purchase shares owned by Katsinam Partners, LP, of which Mr. Silverman is the holder of a 17.64% limited partnership interest and is the General Partner with sole power to vote such shares.

     8) Includes direct ownership of 10,736,745 shares of common stock. Andrew Ecclestone is the General Partner with the power to vote such shares.

     9)   Includes direct ownership of 8,361,369 shares of common stock.

     10) Includes direct ownership of 13,949,738 shares, of which 8,369,842 are subject to an escrow agreement.

     11) Includes direct ownership of 13,949,738 shares, of which 8,369,842 are subject to an escrow agreement.


                           FORWARD LOOKING STATEMENTS

     This Proxy Statement contains certain statements that are not descriptions of historical facts, are forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including the future financial performance of Oncologix. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. These statements reflect the Company's expectations and estimates as of the date of this Proxy Statement. Consequently, actual results may differ materially from those projected in the forward-looking statements. In evaluating those statements, you should specifically consider various factors, including the risks, uncertainties and other matters discussed under "CAUTION" and elsewhere in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2007 and in other periodic reports filed with the U.S. Securities and Exchange Commission. These factors may cause actual results to differ materially from any forward-looking statements. Oncologix is not undertaking any obligation to update any forward-looking statements contained in this Proxy Statement.

DATED: October 27, 2008

By Order of the Board of Directors

/s/  Michael Kramarz
--------------------------------------
     Michael Kramarz, Secretary

IUT/Oncologix Asset Purchase Agreement

                                    EXHIBIT A

                            ASSET PURCHASE AGREEMENT

The parties to this ASSET PURCHASE AGREEMENT, dated as of August 18, 2008 ("this Agreement"), are Oncologix Tech, Inc. a Nevada corporation ("Oncologix") and Institut fur Umwelttechnologien GmbH, a German Company ("IUT"). The parties have agreed as hereinbelow provided.

                                    RECITALS

1.1 Background.
As used in this Agreement, "Oncologix" includes Oncologix Corporation, a Nevada corporation that is the wholly owned subsidiary of Oncologix. Oncologix agrees that whenever necessary it will cause Oncologix Corporation to act to fulfill the obligations of Oncologix under this Agreement. Oncologix has heretofore conducted a medical device business whose activities, to the extent material to this Agreement, have been related to the development and testing of a certain microsphere device called the "Oncosphere". The Oncosphere embodies technology owned by the University of Maryland and licensed to Oncologix pursuant to a certain Master License Agreement, a copy of which has heretofore been delivered to IUT, and certain proprietary improvements, modifications and additional technology developed by Oncologix.

1.2 Purpose of this Agreement.
IUT wishes to purchase all of the assets, including without limitation the rights of Oncologix under the Master License Agreement, and assume all of the liabilities of Oncologix that are related to the Oncosphere, including the obligations of Oncologix under the Master License Agreement, and Oncologix wishes to sell such assets and assign its rights under the Master License Agreement to IUT pursuant to the terms and conditions of this Agreement.

                                 THE TRANSACTION

2.1 Purchase and Sale of Assets.
Upon and subject to the terms and conditions hereof, Oncologix shall sell and IUT shall purchase and acquire from Oncologix, all right, title and interest in and to the assets (the "Assets") listed and described on Schedule 2.1, in each case subject to all liens, charges, security interests, restrictions and other encumbrances arising out of the Assumed Liabilities (hereinbelow defined), and will apply them to the continued development and commercialization of the Oncosphere as described in IUT's business plan dated May 29, 2008 (the "Business Plan"), a copy of which has heretofore been delivered to Oncologix.

2.2 Assumption of Specified Liabilities.
At the Closing (hereinbelow defined), IUT shall agree to assume and perform after the Closing when and as they become due the liabilities of Oncologix that are listed and described on Schedule 2.2 (the "Assumed Liabilities") and no others.

2.3 Formation of New Entity by IUT.
Without limiting any of the obligations of IUT under this Agreement, it is understood that for the purposes of implementing its performance of such obligations it will form, under German law, a new Gesellschaft mit beschranker Haftung called "IUT Medical Gmbh" (hereinafter "IUTM") or, if that name is not available, such other name as IUT may determine in its reasonable discretion, to hold the Assets and to complete the development and commercialization of the

IUT/Oncologix Asset Purchase Agreement


Oncosphere and other radiation-based medical products as the occasion may arise, as described in the Business Plan (hereinabove defined). As of the Closing the Articles of Association (Gesellschaftsvertrages) and the financial condition of IUTM shall conform to the description thereof set forth in Article 3 of this Agreement.

2.4 Consideration.
As consideration for the sale of the Assets by Oncologix to IUT, IUT shall at the Closing: Pay to Oncologix in cash the sum of $50,000; Assume, discharge and hold Oncologix harmless from the Assumed Liabilities; and Cause IUTM to issue and sell to Oncologix, in consideration of this Agreement, not less than twenty percent (20%) of the duly and validly issued voting equity membership interest of IUTM, fully paid and non-assessable, such issuance to be evidenced by the delivery to Oncologix a certificate in a form which shall be reasonably acceptable to counsel to Oncologix.

2.5 Closing.
The Closing shall occur at the offices of Firetag, Stoss & Dowdell, P.C., 1747 East Morten Avenue, Suite 107, Phoenix, AZ 85020 at 10:00 a.m. on the date on which all necessary consents to the consummation of this Agreement shall be obtained (the "Closing Date") or on such other date or at such other location(s) or starting at such other time as the parties shall agree. At the Closing, each of the parties shall execute and deliver such further agreements or instruments as the other party shall reasonably request including without limitation the deliveries specified in this Agreement.

                3. ORGANIZATION, FINANCING AND OPERATION OF IUTM

The provisions of this Article 3 reflect the intention of the parties to this Agreement with respect to the formation, organization and operation of IUTM and all of the organization documents of IUTM shall be interpreted so as to be consistent with these provisions. In the event of any apparent conflict between such organization documents and this Article 3, the provisions of this Article shall govern.

3.1 Business Purpose of IUTM.
The business purpose of IUTM shall be to continue the development and commercialization of the Oncosphere product as described in the Business Plan and to acquire, develop and commercialize additional products involving the use of radiation for medical purposes.

3.2. Units of Ownership Interests.
(a) The ownership interest in IUTM shall be divided into five (5) equal ownership units ("Units"), each representing twenty percent (20%) of the total ownership interest. When duly issued in accordance with Article 3 of this Agreement, each Unit shall be fully paid and non-assessable. The voting power of IUTM shall be allocated among the owners of IUT in proportion to their respective ownership interests; that is, the holder of each Unit shall have twenty percent (20%) of the total voting power of IUTM. Upon any dissolution or liquidation of IUTM, the assets of IUTM shall be distributed among the owners in proportion to the number of Units held by each. The vote of 75% of the ownership interest shall be required for a decision to sell IUTM or substantially all of its assets.

IUT/Oncologix Asset Purchase Agreement


3.3 Issuance and Reservation of Units.
The Units shall be issued or reserved for issuance as follows:

          Two Units (a 40% interest) shall be issued and sold to IUT in consideration of its capital contribution of (euro)500,000 to be available for the operating expenses of IUTM and IUT's agreement to perform as further provided in Article 3 and elsewhere in this Agreement;

          One Unit (a 20% interest) shall be issued and sold to Oncologix in consideration of its agreement to enter into and perform under this Agreement; and

          Two Units (a 40% interest in the aggregate) shall be reserved for issuance and sale to future investors in IUTM and/or as compensation to key employees, consultants, suppliers and the like as may be determined from time to time by the members (shareholders) of IUTM.


3.4 Performance by IUT.
In further consideration of the issuance of Units to Oncologix as provided above and of its entry into this Agreement, IUT, will (i) at its sole expense, organize IUTM, select and recruit its personnel, (ii) furnish IUTM, at IUT's cost therefor, with the facilities necessary and appropriate to the conduct of business by IUTM as described in the Business Plan, (iii) sell raw materials to IUTM at a price equal to its own direct manufacturing and overhead costs, (iv) make available to IUTM intellectual property owned by or licensed to IUT necessary or useful in the conduct of business by IUTM, (v) the use of IUT's licenses and permits necessary for the handling and processing of radioactive materials and (vi) grant to IUTM the right to act as the exclusive worldwide distributor of IUT's Yttrium90 (Y90)-based products to customers in the medical device industry.

3.5 Royalty.
In further consideration for its entry into and performance under this Agreement, Oncologix will have the right to a royalty equal to three percent (3%) of the total Net Sales of IUTM. As used herein, "Net Sales" shall mean the gross sales revenues and fees received by IUTM or an Affiliate for any products or services, less the sum of the following: customary trade, quantity and cash discounts actually allowed and taken; sales or use taxes, excise taxes and customs duties and other governmental charges included in the invoiced amount; outbound transportation, shipping and insurance, prepaid or allowed, if separately itemized on the invoice to the customer; and amounts actually allowed or credited on returns or rejections of products or services or billing errors. Net Sales does not include any resales of products after sale by IUTM or an Affiliate to a third party purchaser. In computing Net Sales, (i) no deductions from gross revenues and fees will be made for commissions paid to individuals, whether they be with independent sales agents or regularly employed on the payroll by IUTM or its Affiliate(s) or for cost of collections, and (ii) products and services will be considered sold when billed or invoiced, whichever is first. As used herein, "Affiliate" means any entity which directly or indirectly controls, is controlled by, or is under common control with IUTM. "Control" means the right to exercise more than 50% of the voting rights of a controlled corporation, limited liability company, or partnership, or other entity or the power to direct or cause the direction of the management or policies of any other controlled entity.

3.6 Royalty Payments and Reports.
The royalty specified above shall be paid in cash on a quarterly basis. Payments shall be due and payable twenty (20) days after the fiscal quarter of IUTM during which such royalty accrued. Each payment shall be accompanied by a written report, certified as correct by the Chief Executive Officer and Chief Financial Officer of IUTM, stating the amount of Net Sales, by product if payable on the Net Sales of more than one product, during such quarter and the calculation by which the amount of royalty payments were determined.

IUT/Oncologix Asset Purchase Agreement


3.7 Transferability of Units.
An owner may sell or otherwise transfer Units provided that IUTM and the then other owners will have the right to purchase such interest at the price and under the terms offered by a bona fide third party. In the event of the death, insolvency or liquidation of an owner, IUTM has the right to purchase the interest of such owner at its then fair value. In the event of a dispute as to such value, the matter shall be resolved in accordance with the arbitration provisions of this Agreement.

3.8 Co-Sale.
If IUT should determine to sell or otherwise dispose of all or any part of to sell all or any part of its interest in IUTM (other than sales or other dispositions to its Affiliates), it shall (i) give Oncologix prompt notice of such determination and (ii) at least twenty five (25) business days before entering into a proposed binding agreement for such sale or other disposition, deliver a copy of such binding agreement to Oncologix. Oncologix shall have twenty (20) business days after its receipt thereof to elect, by providing written notice to the IUT, to require the purchaser of the IUT's interest to purchase a percentage of Oncologix's interest (determined as set forth below) in IUTM on the same terms and conditions (including, without limitation, the same purchase price per percentage point of ownership interest in IUTM) set forth in the agreement between the IUT and the purchaser ("Co-Sale Rights"). For purposes of the preceding sentence, in connection with any proposed sale, Oncologix may exercise Co-Sale Rights with respect to the same percentage of its ownership interest as IUT's ownership interest to be sold in the contemplated transfer (e.g., if IUT has a 40% Sharing Ratio and is selling all of its owner interest, 100% of IUT's membership interest, is being sold, then Oncologix is entitled to sell all (100%) of its ownership interest. If the payment for IUT's interest includes consideration other than cash, IUT, Oncologix and the purchaser shall agree upon the cash value of the sale and all consideration paid from the purchaser to the Oncologix for Oncologix's interest shall be in cash. Any disagreement between IUT and Oncologix concerning the cash value of the sale shall be resolved in accordance with the arbitration provisions of this Agreement. In the event Oncologix elects to exercise its Co-Sale Rights pursuant to this Section 3.8, and the purchaser refuses to purchase Oncologix's interest in IUTM as provided above, IUT shall not sell its interest to the purchaser without the written consent of Oncologix, which consent may be withheld in the sole discretion of Oncologix.

3.9 Information and Reports.
Each owner shall be entitled to receive the annual financial statements of IUTM, certified as correct by an independent accountant in the manner customary under German practice and such further information as such owner may from time to time reasonably request. It is understood that financial information of IUTM is expected to be material to Oncologix's own financial reports to its shareholders and to government agencies.

3.9 Records.
IUT shall keep true and accurate books of account and records sufficient to determine and establish the royalties payable to Oncologix under the Agreement and compliance with the other terms and conditions of this Agreement. Such books and records shall be kept reasonably accessible for three (3) years following the end of the calendar quarter to which they pertain and shall be made available for inspection throughout such three (3) year period by an independent third party auditor selected by Oncologix for such purposes in accordance with
Section 3.10, below.

IUT/Oncologix Asset Purchase Agreement

3.10 Audits.
Upon the written request of Oncologix and not more than once in each calendar year, IUT and IUTM shall permit an independent certified public accounting firm (or other auditor in the case of audits for compliance with license restrictions) of an internationally recognized standing selected by Oncologix and reasonably acceptable to IUT and IUTM, at Oncologix's expense, to have access during normal business hours, and upon reasonable prior written notice, to those records of IUTM as may be reasonably necessary to verify the accuracy of any financial reports to Oncologix with respect to the preceding three (3) years. The auditor shall have the right to inspect all agreements and other documents relevant to confirm compliance with the royalty provisions of the Agreement. The accounting firm or auditor will disclose to Oncologix whether the reports are correct or incorrect and, if incorrect, the amount by which the reports reveal any underpayment to Oncologix and the reason for such underpayment. If the accounting firm or other auditor believes IUTM has not complied with the Agreement, the auditor will so notify IUTM in writing and the auditor will discuss the matter with IUTM in good faith for sixty (60) days after receipt of such notice. If the auditor remains convinced that IUTM has not complied with the royalty provisions of the Agreement, after such discussion, and IUTM has not agreed to take action which the auditor agrees would remedy such noncompliance, then the auditor shall disclose to Oncologix the financial terms of the agreements between IUTM and the non-Affiliate third parties which are material to such noncompliance. The parties shall resolve any dispute in accordance with the arbitration provisions of this Agreement.

3.11. Additional Payments; Cost Reimbursement.
If such accounting firm concludes that additional payments were owed to Oncologix by IUTM during such period, then IUTM shall pay the additional payments, with interest from the date originally due at an amount equal to the lesser of the prime rate plus two percent (2%), as published in The Wall Street Journal, Eastern U.S. Edition, on the last business day preceding such date, or the maximum amount permitted by applicable law, within thirty (30) days after the date Oncologix delivers to IUTM such accounting firm's written report unless the additional payment is disputed by IUTM. If the amount of the underpayment during any period one (1) year period is greater than ten percent (10%) of the total amount owed for that year and greater than Ten Thousand United States Dollars ($10,000), then IUTM shall, in addition, reimburse Oncologix for its reasonable costs related to such audit.

3.12 Financial Condition of IUTM.
At the Closing, the assets of IUTM shall consist of the Assets acquired pursuant to this Agreement together with (euro)500,000 and IUTM shall have no liabilities.

                 4. REPRESENTATIONS AND WARRANTIES OF ONCOLOGIX

Oncologix represents and warrants to IUT that:

4.1 Organization.
Oncologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and qualified to do business as a foreign corporation in each jurisdiction in which failure to do so would have a materially adverse effect on their business and assets.

4.2 Authority for Transaction.

Subject to the due approval of its shareholders as provided by law, Oncologix has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Oncologix's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization,

IUT/Oncologix Asset Purchase Agreement


moratorium or other similar laws affecting creditors' rights generally. When duly approved by its shareholders, this Agreement will constitute the valid and legally binding obligation of Oncologix, enforceable in accordance with its terms and conditions.

4.3 No Violation or Conflict.
Except as otherwise disclosed on Schedule 4.3 hereto, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Oncologix is subject or any provision of the Articles of Incorporation or By-laws of Oncologix.

4.4 Broker's Fees
Oncologix has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which IUT could become liable or obligated.

4.5 No Litigation.
There are no actions, suits or proceedings pending, or, to the knowledge of Oncologix, threatened or anticipated before any court or governmental or administrative body or agency affecting the Assets, except as set forth on
Schedule 4.5 hereto. Oncologix is not presently subject to any injunction, order or other decree of any court of competent jurisdiction which affects the Assets.

                    5. REPRESENTATIONS AND WARRANTIES OF IUT

IUT represents and warrants to Oncologix that:

5.1 Organization.
At the date of this Agreement IUT is and will be at the Closing a Gesellschaft mit beschranker Haftung validly existing and in good standing under the laws of Germany and IUTM will at the Closing be a Gesellschaft mit beschranker Haftung, validly existing and in good standing under the laws of Germany and the above described Articles of Association or their equivalent under German law.

5.2 Authority
IUT has the full  right,  power  and  authority  to  execute  and  deliver  this
Agreement  and to  perform  its  obligations  hereunder.  Without  limiting  the generality of the foregoing, IUT's Board of Managers has duly authorized the execution, delivery, and performance of this Agreement by IUT. The Agreement constitutes the valid and legally binding obligation of IUT, enforceable in accordance  with  its  terms  and  conditions,  except  as  may  be  limited  by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

5.3 No Violation or Conflict.
Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including without limitation the provisions of Article 3, above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IUT is subject or any provision of the IUT's Operating Agreement or Oncosphere Gmbh's Articles of Incorporation or Bylaws or their equivalent under German law, or
(ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate,

IUT/Oncologix Asset Purchase Agreement

modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IUT is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a Material adverse effect on the financial condition of IUT taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

5.4 No Litigation.
There are no actions, suits or proceedings pending, or to IUT's knowledge, threatened or anticipated before any court or governmental or administrative body or agency affecting IUT, its property, or its ability to consummate the transaction contemplated by this Agreement.

5.5 Broker's Fees.
IUT has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Oncologix could become liable or obligated.

5.6 Accuracy of Representations or Warranties.
All of IUT's warranties and representations as hereinabove stated shall be true on the Closing Date and the same shall survive the Closing and be deemed incorporated, whether explicitly stated therein or not, into all documents or other instruments delivered by IUT to Oncologix at the Closing. No representation, warranty, or statement of IUT omits or will omit to state any material fact necessary to make such representation, warranty, or statement in this Agreement accurate and not misleading in any material respect.

5.7 Acknowledgements.
IUT and certain of its personnel were, during the period from approximately October 2006_ until December 31, 2007, engaged by Oncologix as consultants in the acquisition and use of equipment, conducting development and testing activities with respect to the Oncosphere. IUT acknowledges that THE ASSETS ARE BEING SOLD AND DELIVERED TO IUT "AS IS" AND "WHERE IS", and that ONCOLOGIX MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE ASSETS INCLUDING THOSE OF TITLE, MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

5.8 Lawful Conduct of Business.
IUT (which includes for all purposes hereof, IUTM), (a) owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any known conflict with, or infringement of, the rights of others, (b) has conducted, is conducting and will conduct its business as described in the Business Plan so as to comply in all material respects with all applicable statutes and regulations and (c) has all requisite power and authority, and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies, to own its properties and conduct its business as now conducted and as proposed to be conducted as described in the Business Plan.

                             6. ADDITIONAL COVENANTS

The parties agree as follows with respect to the period after the Closing:

IUT/Oncologix Asset Purchase Agreement

6.1 Information Concerning IUT and IUTM.
Without limiting any rights which Oncologix (which term for the purposes of this paragraph shall include its affiliates, successors or assigns) may have as a member or shareholder of IUTM, and while Oncologix continues as such member or shareholder, IUT and IUTM (whichever shall be appropriate) shall promptly furnish to Oncologix, as it may reasonably request, such information in the English language, including without limitation financial statements prepared in accordance with generally accepted accounting principles, as shall be required to permit Oncologix to report a proper value of its interest in IUTM. IUT acknowledges (i) that Oncologix is registered with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and is required to report regularly on its financial condition and prospects, (ii) that for the foreseeable future its interest in IUTM will be material to its own financial condition and prospects, (iii) that Oncologix will rely on the accuracy of information so furnished in preparing and filing reports under that Act and (iv) that any false or misleading statement in such reports may result in civil and/or criminal penalties.

6.2 Further Agreements.
The parties will, at the Closing, execute and deliver such additional agreements as they shall determine with respect to such matters as marketing rights, royalties, etc. when executed, such additional agreements shall be attached to this Agreement as Exhibit 6.2.

                 7. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

The respective obligations of each party to this Agreement to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

7.1 Shareholder Approval.
This Agreement and the transactions contemplated hereby shall have been duly approved and adopted by the shareholders of Oncologix.

7.2 No Injunctions or Restraints: Illegality.
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction, which makes the consummation of the transaction illegal.

7.3 Additional Conditions to the Obligations of Oncologix.
The obligations of Oncologix to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Oncologix:

     (a) Representations, Warranties and Covenants.
     The representations and warranties of IUT in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and IUT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

IUT/Oncologix Asset Purchase Agreement


     (b) Certificate of IUT.
     Oncologix shall have been provided with a certificate executed on behalf of IUT and IUTM by their respective Presidents and Chief Financial Officers or Treasurers to the effect that, as of the Closing: (i) all representations and warranties made by IUT under this Agreement are true and complete in all material respects; (ii) all covenants, obligations and conditions of this Agreement to be performed by IUT on or before such date have been so performed in all material respects and that to the best of their knowledge, after having consulted with legal counsel and auditors, IUTM has been duly organized and financed as provided in this Agreement and, except as disclosed in Schedule 7.3(b) attached hereto, has sufficient resources to conduct business as described in the Business Plan.

     (c) Satisfactory Form of Legal Matters.
     The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to Oncologix.

     (d) Legal Opinion.
     Oncologix shall have received a legal opinion from counsel to IUT, satisfactory in form and substance to Oncologix to the effect that IUT has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, that the execution, delivery, and performance of this Agreement by IUT has been duly authorized by all necessary corporate action, that this Agreement constitutes the valid and legally binding obligation of IUT, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and that neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including without limitation the provisions of Article 3, above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IUT is subject or any provision of the IUT's Operating Agreement or Oncosphere Gmbh's Articles of Incorporation or Bylaws or their equivalent under German law, or (ii) conflict with, result in a breach or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IUT is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice, would not have a material adverse effect on the financial condition of IUT taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

     (f) No Material Adverse Changes.
     There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on IUT.

7.4 Additional Conditions to the Obligations of IUT.

The obligations of IUT to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by IUT:

     (a) Representations, Warranties and Covenants.

     The representations and warranties of Oncologix in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and Oncologix shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

IUT/Oncologix Asset Purchase Agreement


     (b) License Modification.
     The Master License Agreement between Oncologix and the University of Maryland, Baltimore, originally dated September 16, 2003 and modified by an Agreement and Consent, dated July 26, 2006, shall have been duly assigned to IUTM and shall have been modified to the reasonable satisfaction of IUT.

     (c) Certificate of Oncologix.
     IUT shall have been provided with a certificate executed on behalf of Oncologix by its President and Chief Financial Officer to the effect that, as of the Closing: (i) all representations and warranties made by Oncologix under this Agreement are true and complete in all material respects; and (ii) all covenants, obligations and conditions of this Agreement to be performed by Oncologix on or before such date have been so performed in all material respects.

     (e) Satisfactory Form of Legal and Accounting Matters.

     The form, scope and substance of all legal matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the IUT's counsel.

     (f) Legal Opinion.
IUT shall have received a legal opinion from legal counsel to Oncologix, satisfactory in form and substance to IUT to the effect that Oncologix is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and qualified to do business as a foreign corporation in each jurisdiction in which failure to do so would have a materially adverse effect on their business and assets, that Oncologix has the full right, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Oncologix's obligations hereunder, and to carry out the transactions contemplated in this Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and that this Agreement constitutes the valid and legally binding obligation of Oncologix, enforceable in accordance with its terms and conditions.

                          8. GENERAL AND MISCELLANEOUS

8.1 Expenses.
Except as otherwise provided in this Agreement, IUT and Oncologix each agree to pay, without right of reimbursement from any other, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of their respective obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, the fees and disbursements of legal counsel, accountants and consultants employed by the respective parties in connection with the transactions contemplated by this Agreement; provided, however, that IUT shall pay sales and other transfer taxes, if any.

8.2 Assignability.
Neither party may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other party; provided, however, Oncologix may assign its rights under this Agreement to an affiliate of Oncologix or as security to any of its lenders. This Agreement shall inure only to the benefit of and be binding upon the parties hereto and their respective successors and representatives and permitted assigns.

IUT/Oncologix Asset Purchase Agreement


8.3 Applicable Law.
This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Arizona without reference to any doctrine of the conflict of laws.

8.4 Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute the same instrument.

8.5 Entire Agreement.
This Agreement and the agreements, instruments, schedules and other writings referred to in this Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. It may not be amended, changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the amendment, change, termination or waiver is sought to be enforced.

8.6 Schedules and Exhibits.
Each exhibit hereto shall be attached hereto and shall be considered a part hereof as if set forth in the body hereof in full.

8.7 Disputes.
Any dispute, disagreement, claim or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement ("Dispute") shall be subject to the negotiation, mediation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any legal proceedings or any other dispute resolution procedure. If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure. If a Dispute cannot be settled through mediation, the Dispute shall be finally settled by arbitration to be held in Phoenix, Arizona, under the Rules of Commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators qualified to consider the matter in dispute. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of a majority of the arbitrators shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrators to be entered in any court of competent jurisdiction. Any party may initiate a mediation or an arbitration by providing written notice of the mediation or arbitration, as the case may be (the "Dispute Notice"), to the other parties, which Dispute Notice shall state the name of initiating party, briefly state the matter to be mediated or arbitrated, and, if applicable, name a person whom such party has nominated to act as mediator. If, within thirty (30) days after the date of the Dispute Notice, the parties have not agreed among themselves as to the identity of the mediator, then any party may immediately refer this matter for resolution by the American Arbitration Association. The parties shall each pay their pro rata share (according to the number of parties involved in the Dispute) of the costs, deposits and expenses of the mediator. The party initiating the arbitration shall pay the costs, deposits and expenses of such arbitration and the prevailing party shall be awarded its attorneys' fees and expenses in addition to all other relief awarded by the arbitrators, provided that if the arbitrators determine that a party has initiated an arbitration without a reasonable basis for doing so, then the arbitrators shall assess against that party all costs relating to the arbitration, including the attorneys' fees and expenses of the other parties.

IUT/Oncologix Asset Purchase Agreement

8.8 Notices.
All notices, consents, requests, instructions, approvals or other communications required or permitted to be given hereunder, shall be in writing, addressed as shown below, or to such other address as any party hereto may, from time to time, designate in writing, by courier, facsimile (fax) or electronic mail. Notice may be given via fax, and shall be deemed given when transmission has been successfully completed and electronic confirmation of such facsimile transmission is received by the party giving notice. Notices not faxed shall be deemed given when actually delivered by the courier service. Any notice which is attempted to be delivered by electronic mail shall not be valid notice hereunder, unless acknowledgment of receipt of such electronic mail by the recipient is transmitted to and received by the sender within twenty-four (24) hours of its delivery.

Oncologix Tech, Inc.
P.O. Box 8832
Grand Rapids, MI 49518-8832
Telephone: (616) 977-9933
Fax:       (616) 977-9955
Email:     mkramarz@oncologix.biz

With a copy to:
Stephen T. Meadow, Esq.
Firetag, Stoss & Dowdell, P.C.
1747 East Morten Avenue, Suite 107
Phoenix, Arizona 85020
Telephone: (602) 997-1182
Fax:       (602) 997-5319
Email:     stmeadow@earthlink.net

Institut fur Umwelttechnologien GmbH
Volmerstrasse 7B
D-12489 Berlin HRB 46 572
Germany
Phone:     +49 30 6392-5511
Fax:       +49 30 6392-4831
Email:     j.leonhardt@iut-berlin.com


8.9 Publicity.
The parties shall agree upon the form and substance of (a) a joint press release or other public announcement of this Agreement and the transactions contemplated hereby and (b) other matters including related to this Agreement or any of the transactions contemplated hereby which shall be released on or after the Closing; provided, however, that nothing in this Agreement shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law or contract.

IUT/Oncologix Asset Purchase Agreement

8.10 Severability.
If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

8.11 Survival of Representations and Warranties.
All covenants, representations and warranties made by the parties in this Agreement or any certificate or other writing delivered by them or any of their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the other party.

8.12 Further Assurances.
From time to time after the Closing, Oncologix will execute and deliver, or cause its affiliates to execute and deliver, to IUT such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by IUT or its counsel in order to vest in IUT all right, title and interest of Oncologix in and to the Assets and otherwise in order to carry out the purpose and intent of this Agreement.

8.13 Superior Offer.
in the event that Oncologix should receive an unsolicited proposal that its Board of Directors has in good faith concluded (after consultation with its legal counsel) that such proposal will lead to a superior offer and that the failure to consider such proposal would be inconsistent with its fiduciary obligations under applicable law, Oncologix will be permitted to: (i) furnish nonpublic information to the third party making such proposal, and (ii) engage in negotiations with the third party with respect to the proposal. Further, if after consultation with legal counsel and a financial advisor, the Board of Directors determines that the proposal constitutes a superior offer, the Board of Directors will be permitted to withdraw its recommendation to the stockholders to approve this transaction and enter into an agreement with respect to the proposal.


IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the day and year first above written.


Institut fur Umwelttechnologien GmbH

By:      _______________________________
Its:     _______________________________


Attested By:      _________________________
                  Secretary

Oncologix Tech, Inc.


By:      _______________________________

Its:     President and Chief Executive Officer


Attested By:      _________________________
                  Secretary

                                  Schedule 2.1


                                   Asset List


Attached hereto is the list of Assets to be transferred

                                  Schedule 2.2


                            Assumed Liabilities List


Attached hereto is the list of Liabilities to be assumed by IUT.

                                  Schedule 4.3


      Exceptions to No Violations or Conflicts Representation of Oncologix

None.

                                  Schedule 4.4


             Exceptions to No Litigation Representation of Oncologix

None.

                                                                       EXHIBIT B

             THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONCOLOGIX TECH, INC.

               WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION
                        WITHOUT A MEETING OF STOCKHOLDERS

     The undersigned shareholder of Oncologix Tech, Inc., a Nevada corporation (the "Company"), hereby appoints Judy Lindstrom and Michael A. Kramarz, each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to execute a written consent under Nevada Revised Statutes Section 78.320(2) and (3) entitled "Stockholders' Meetings:
Consent for actions taken without a meeting" on the matters set forth below.

     1. TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, INCLUDING THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARY, TO INSTITUT FUR UMWELTTECHNOLOGIEN GMBH, A GERMAN COMPANY

        [  ]     FOR           [  ]     AGAINST           [  ]     ABSTAIN


     2. TO AMEND THE ARTICLES OF INCORPORATION OF THIS CORPORATION TO AUTHORIZE AN INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $0.001 PAR VALUE, FROM 200,000,000 SHARES TO 500,000,000 SHARES AND THE NUMBER OF PREFERRED SHARES FROM 10,000,000 SHARES TO 50,000,000 SHARES

        [  ]     FOR           [  ]     AGAINST           [  ]     ABSTAIN


     Receipt of a Proxy Statement, dated _____________, 2008, related to this Request for Written Consent Via Proxy is hereby acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE.

Dated:                     , 2008



                              Please sign exactly as your name appears above. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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

                              SIGNATURES:


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